Exhibit 4.4

SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 24, 2014 is made by and among Cott Beverages Inc., a Georgia corporation (the “Company”), the guarantors signatory hereto (the “Guarantors”) and Wells Fargo Bank, National Association (as successor trustee to HSBC Bank USA, National Association, the “Trustee”), as trustee.

RECITALS:

WHEREAS, the Company, the Guarantors and the Trustee are parties to an Indenture dated as of August 17, 2010, as amended or supplemented from time to time (the “Indenture”).

WHEREAS, pursuant to the Indenture an aggregate principal amount of $375,000,000 of the Company’s 8.125% Senior Notes due 2018 (the “Notes”) were issued.

WHEREAS, Section 9.2 of the Indenture provides, among other things, that with the consent of the holders (the “Holders”) of at least a majority in principal amount of the Notes then outstanding (the “Requisite Consents”), the Company, the Guarantors and the Trustee may amend the Indenture or the Notes, subject to certain exceptions specified in Section 9.2 of the Indenture.

WHEREAS, on June 10, 2014, the Company distributed an Offer to Purchase and Consent Solicitation Statement (as amended, modified, or supplemented, the “Offer to Purchase”) to each Holder.

WHEREAS, the Company has obtained the Requisite Consents to amend the Indenture as set forth in the Offer to Purchase (the “Amendments”).

WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company.

NOW THEREFORE, each party agrees for the benefit of the other parties and for the equal and ratable benefit of all Holders, as follows:

AGREEMENT:

Section 1. Definitions. Capitalized terms used in this Supplemental Indenture and not otherwise defined herein have the meanings given to them in the Indenture. Sections 1.1 and 1.2 of the Indenture are hereby amended to delete in their entirety all terms and their respective definitions for which all references are eliminated in the Indenture as a result of the amendments set forth in Section 2.1 below.

Section 2. Amendments.

2.1 Amendment of Certain Sections of the Indenture. The Indenture is hereby amended by deleting the following sections of the Indenture and all references thereto in the Indenture in their entirety:

a)	Section 4.2 (Maintenance of Office or Agency);

b)	Section 4.3 (Reports);

c)	Section 4.4 (Compliance Certificate);

d)	Section 4.5 (Stay, Extension and Usury Laws);

e)	Section 4.6 (Restricted Payments);

f)	Section 4.7 (Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries);

g)	Section 4.8 (Incurrence of Indebtedness and Issuance of Preferred Stock);

h)	Section 4.9 (Asset Sales);

i)	Section 4.10 (Transactions With Affiliates);

j)	Section 4.11 (Liens);

k)	Section 4.12 (Business Activities);

l)	Section 4.13 (Corporate Existence);

m)	Section 4.14 (Offer to Repurchase Upon Change of Control);

n)	Section 4.15 (Designation of Restricted and Unrestricted Subsidiaries);

o)	Section 4.16 (Payments for Consent);

p)	Clause (4) of Section 5.1 (Merger, Consolidation, or Sale or Lease of Assets); and

2.2 All Events of Default under the Indenture, with the exception of the failure to pay principal, premium or interest on the Notes, shall be deleted in their entirety, including all references thereto.

2.3 All definitions set forth in Sections 1.1 and 1.2 of the Indenture that relate to defined terms used solely in covenants or sections deleted hereby shall be deleted in their entirety, including all references thereto.

Section 3. Miscellaneous.

3.1 Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company, the Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder holding Notes that have been heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby; provided, however, that Sections 1 and 2.1 hereof shall not become operative unless and until the date (the “Operative Date”) set forth in a notice from the Company to the Trustee, stating that all the Notes that were validly tendered and not withdrawn at or prior to the Consent Expiration (as defined in the Offer to Purchase) were purchased on the Initial Settlement Date (as defined in the Offer to Purchase). In connection with the execution and delivery of the Supplemental Indenture, the Company shall provide notice to the Holders pursuant to Section 9.2 of the Indenture.

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3.2 Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions of the Indenture shall remain in full force and effect.

3.3 Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

3.4 Confirmation and Preservation of the Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

3.5 Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies, or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the “Act”), that is required under such Act to be part of and govern any provision of this Supplemental Indenture, the provision of such Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Act that may be so modified or excluded, the provisions of the Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

3.6 Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Supplemental Indenture.

3.7 Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided, including specifically the Trustee’s rights to indemnification contained in Section 7.7 of the Indenture.

3.8 Separability Clause. In case any provision of this Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.9 Effect of Headings. The Section and Subsection headings herein are for convenience only and shall not affect the construction hereof.

3.10 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, the Indenture, or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Holders, any benefit of any legal or equitable right, remedy, or claim under the Indenture, this Supplemental Indenture, or the Notes.

3.11 Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and permitted assigns, whether so expressed or not.

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3.12 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

3.13 Counterparts. This Supplemental Indenture may be executed in counterparts (including by means of facsimile signature pages), each of which shall be an original, but all such counterparts shall together constitute one and the same instrument.

[Remainder of Page Blank — Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date and the year first written above.

COTT BEVERAGES INC.

By:	/s/ Jason Ausher
Name:	Jason Ausher
Title:	Treasurer

156775 CANADA INC.
2011438 ONTARIO LIMITED
804340 ONTARIO LIMITED
967979 ONTARIO LIMITED
CAROLINE LLC
CLIFFSTAR LLC
COTT ACQUISITION LLC
COTT CORPORATION
COTT HOLDINGS INC.
COTT U.S. ACQUISITION LLC
COTT VENDING INC.
INTERIM BCB, LLC
STAR REAL PROPERTY LLC

By:	/s/ Jason Ausher
Name:	Jason Ausher
Title:	Treasurer

CALYPSO SOFT DRINKS LIMITED
COOKE BROS HOLDINGS LIMITED
COOKE BROS. (TATTENHALL). LIMITED
COTT DEVELOPMENTS LIMITED
COTT VENTURES LIMITED
COTT VENTURES UK LIMITED
MR FREEZE (EUROPE) LIMITED
TT CALCO LIMITED

By:	/s/ Jason Ausher
Name:	Jason Ausher
Title:	Director

COTT (NELSON) LIMITED
COTT BEVERAGES LIMITED
COTT EUROPE TRADING LIMITED
COTT LIMITED
COTT NELSON (HOLDINGS) LIMITED
COTT PRIVATE LABEL LIMITED
COTT RETAIL BRANDS LIMITED

By:	/s/ Gregory Leiter
Name:	Gregory Leiter
Title:	Director

[Signature Page to Supplemental Indenture]

COTT USA FINANCE LLC

By:	/s/ Ceaser Gonzalez
Name:	Ceaser Gonzalez
Title:	President

[Signature Page to Supplemental Indenture]

COTT LUXEMBOURG S.A.R.L.

By:	/s/ Joanne Lloyd-Davies
Name:	Joanne Lloyd-Davies
Title:	Class A Manager

COTT ACQUISITION LIMITED
COTT UK ACQUISITION LIMITED

By:	/s/ Joanne Lloyd-Davies
Name:	Joanne Lloyd-Davies
Title:	Director

[Signature Page to Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By	/s/ Stefan Victory
Name:	Stefan Victory
Title:	Vice President

[Signature Page to Supplemental Indenture]